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                          CUBIST PHARMACEUTICALS, INC.
                               24 Emily Street
                             Cambridge, MA 02139





                                  May 19, 1997

    Mr. Mark P. Carthy
    21 Stone Road
    Belmont, Massachusetts 02178

    Dear Mark:

    Reference is hereby made to that certain Incentive Stock Option Agreement, dated as of May 19, 1997 (the "Stock Option Agreement"), between you and Cubist Pharmaceuticals, Inc., a Delaware corporation (the "Company"), which Stock Option Agreement evidences your option (the "Option") to purchase 200,000 shares (the "Optioned Shares") of the Company's common stock, $.001 par value per share, at an exercise price of $8.00 per share.

    You and the Company hereby agree as follows:

    1. Exercise of Option. You hereby elect to exercise 10,000 of the Optioned Shares (the "Exercised Shares"). Subject to the terms and provisions of this letter agreement, the Company hereby sells and issues to you, and you hereby purchase from the Company, the Exercised Shares at a purchase price of $8.00 per share.

    2. Payment of Purchase Price. You hereby make payment of the aggregate purchase price for all of the Exercised Shares by executing and delivering to the Company a Secured Promissory Note, substantially in the form of Exhibit A attached hereto, in the principal amount of $80,000 (the "Note"). Your obligation to pay any and all amounts due under the Note will be secured by a Stock Pledge Agreement, substantially in the form of Exhibit B attached hereto (the "Pledge Agreement"), which Pledge Agreement is being executed contemporaneously herewith.

    3. Forgiveness of Principal of Note. On each of the dates set forth in Exhibit C hereto, the Company shall forgive that portion of the

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Mr. Mark P. Carthy
May 19, 1997
Page 2


original principal amount under the Note equal to the product of (i) such original principal amount and (ii) the percentage set forth opposite to such date on Exhibit C hereto, provided that your employment with the Company shall not have been terminated on or prior to such date. Notwithstanding anything in the foregoing provisions of this Section 3 or in Exhibit C hereto to the contrary, the Company's obligation to forgive any portion of the original principal amount of the Note shall terminate on the effective date of termination of your employment with the Company (the "Employment Termination Date"). From and after the Employment Termination Date, you shall remain liable for all amounts then still owing under the Note or that otherwise become due and payable under the Note, all subject to and upon the terms and conditions of the Note.

        4. Forgiveness of Interest. On the first anniversary of the Note, the Company will forgive that portion of the interest accruing under the Note that has become due and payable on such date, provided that your employment with the Company shall not have been terminated on or prior to such date.

        5.  Tax Consequences.

        (a) You understand that the issuance and sale of the Exercised Shares upon exercise of the Option as well as the Company's forgiveness, pursuant to this letter agreement, of any principal and/or interest due and payable under the Note (each a "Potentially Taxable Event") may be deemed compensatory in purpose and in effect and that, as a result, the Company may be obligated to pay withholding taxes in respect thereof at the time you become subject to Federal income taxation with respect to any Potentially Taxable Event. In the event that at the time the above-said withholding tax obligations arise (i) you are no longer in the employ of the Company or are no longer otherwise providing services to the Company, as the case may be, or (ii) your other cash compensation from the Company is not sufficient to meet the aforesaid withholding tax obligation, you hereby agree to reimburse the Company for all withholding taxes required to be paid in respect of such Potentially Taxable Event within thirty (30) days after written request therefor is made to you. Such request shall be made at or about the time the Company is required to pay such withholding taxes. In the event the Company determines that it is not obligated to withhold taxes payable by you with respect to any Potentially Taxable Event but that it is later held liable due to any non-payment of taxes on your part, you agree on your behalf, and on behalf of your heirs, executors, administrators, legal


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Mr. Mark P. Carthy
May 19, 1997
Page 3

representatives and assigns, to indemnify the Company in the amount of any payment made by the Company in respect of such liability.

        (b) You hereby agree to deliver to the Company a signed copy of any instrument, letter or other document you may execute and file with the Internal Revenue Service evidencing your election under Section 83(b)(2) of the Internal Revenue Code of 1986, as amended, to treat your receipt of the Exercised Shares as includable in your gross income in the year of receipt. You shall deliver a copy of any such instrument of election to the Company within five (5) days after the date on which any such election is required to be made in accordance with the appropriate provisions of the Internal Revenue Code or applicable Regulations thereunder.

    6. Restrictions on Transfer of Shares.

    (a) Securities Laws Restrictions. You acknowledge and agree that you shall have no right at any time to sell, assign, pledge, transfer, or otherwise dispose of or encumber the Exercised Shares (except by will or by the laws of descent and distribution) unless such sale, assignment, pledge, transfer, or other disposition is either registered under the Securities Act of 1933, as amended (the "Act"), or is exempt from registration under the Act and any applicable state securities laws.

    (b) Restrictive Legends. You acknowledge that the stock certificate for the Exercised Shares will bear restrictive legends which may refer to the restrictions on transfer referred to in this Section 6.

    7. Miscellaneous. This letter agreement shall be governed by the internal substantive laws of the Commonwealth of Massachusetts and shall be binding upon the heirs, personal representatives, executors, administrators, successors and permitted assigns of the parties. The rights and obligations of either party under this letter agreement may only be assigned with the prior written consent of the other party hereto. This letter agreement supersedes all prior written and oral agreements and understandings between the parties and represents the entire agreement between the parties with respect to the subject matter hereof and may only be modified or amended pursuant to a written instrument signed by both parties. The Company is not by reason of this letter agreement obligated to continue your employment.


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Mr. Mark P. Carthy
May 19, 1997
Page 4



    If the foregoing accurately reflects our understanding, please so acknowledge by countersigning this letter agreement in the space provided for your signature below.

                          Very truly yours,

                          CUBIST PHARMACEUTICALS, INC.

                          By:  /s/ Scott M. Rocklage
                               ------------------------
                               Scott M. Rocklage, Ph.D.
                               President and CEO


Agreed and Accepted
as of this 19th day of
May, 1997:


/s/ Mark P. Carthy
------------------
Mark P. Carthy
21 Stone Road
Belmont, MA 02178

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                                                                      EXHIBIT C

      DATE                                                         PERCENTAGE
     ------                                                     ---------------

April 11, 1998...............................................         33.33%
April 11, 1999...............................................         33.33%
April 11, 2000...............................................         33.34%